Form 403 (Revised 05/11) Submit in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 Filing Fee: $15	Certificate of Correction	This space reserved for office use. FILED In the Office of the Secretary of State of Texas FEB 08 2021 Corporations Section

Entity Information

1. The name of the filing entity is:

CIPHERLOC CORPORATION

State the name of the entity as currently shown in the records of the secretary of state. If the certificate of correction corrects the name of the entity, state the present name and not the name as it will be corrected.

The file number issued to the filing entity by the secretary of state is: 0011557400

Filing Instrument to be Corrected

2. The filing instrument to be corrected is : Certificate of Amendment (Document No. 564963760002)

The date the filing instrument was filed with the secretary of state: 08/27/2014
mm/dd/yyyy

Identification of Errors and Corrections

(Indicate the errors that have been made by checking the appropriate box or boxes; then provide the corrected text.)

☐ The entity name is inaccurate or erroneously stated. The corrected entity name is:

☐ The registered agent name is inaccurate or erroneously stated. The corrected registered agent name is:

Corrected Registered Agent
(Complete either A or B, but not both.)

A. The registered agent is an organization (cannot be entity named above) by the name of:

OR

B. The registered agent is an individual resident of the state whose name is:

First	*Middle*	*Last Name*	*Suffix*

The person executing this certificate of correction affirms that the registered agent, whose name is being corrected by this certificate, consented to serve as registered agent at the time the filing

instrument being corrected took effect.

☐ The registered office address is inaccurate or erroneously stated. The corrected registered office address is:

Corrected Registered Office Address

Street Address (No P.O. Box)	City	State	Zip Code
		TX	

☐ The purpose of the entity is inaccurate or erroneously stated. The purpose is corrected to read as follows:

☐ The period of duration of the entity is inaccurate or erroneously stated.

The period of duration is corrected to read as follows:

Identification of Other Errors and Corrections

(Indicate the other errors and corrections that have been made by checking and completing the appropriate box or boxes.)

☐ **Other errors and corrections**. The following inaccuracies and errors in the filing instrument are corrected as follows:

☐ **Add** Each of the following provisions was omitted and should be added to the filing instrument. The identification or reference of each added provision and the full text of the provision is set forth below.

☒ **Alter** The following identified provisions of the filing instrument contain inaccuracies or errors to be corrected. The full text of each corrected provision is set forth below:

The Articles of Amendment incorrected stated that that the information on the attachment "Altered" ARTICLE SIX of the Articles of Incorporation, instead of "Adding" to such ARTICLE SIX, and failed to clarify that only the Exhibit B information on the attachment was added, not the information under Exhibit A.

The disclosure under "Add" is corrected to check the applicable box and to read as follows:

"Exhibit B is added to ARTICLE SIX of the Articles of Incorporation."

The disclosure under "Alter" is corrected to uncheck the applicable box and read as follows:

"N/A"

☐ **Delete** Each of the provisions identified below was included in error and should be deleted.

☐ **Defective Execution** The filing instrument was defectively or erroneously signed, sealed, acknowledged or verified. Attached is a correctly signed, sealed, acknowledged or verified instrument.

Statement Regarding Correction

The filing instrument identified in this certificate was an inaccurate record of the event or transaction evidenced in the instrument, contained an inaccurate or erroneous statement, or was defectively or erroneously signed, sealed, acknowledged or verified. This certificate of correction is submitted for the purpose of correcting the filing instrument.

Correction to Merger, Conversion or Exchange

The filing instrument identified in this certificate of correction is a merger, conversion or other instrument involving multiple entities. The name and file number of each entity that was a party to the transaction is set forth below. (If the space provided is not sufficient, include information as an attachment to this form.)

Entity name *SOS file number*

Entity name *SOS file number*

Effectiveness of Filing

After the secretary of state files the certificate of correction, the filing instrument is considered to have been corrected on the date the filing instrument was originally filed except as to persons adversely affected. As to persons adversely affected by the correction, the filing instrument is considered to have been corrected on the date the certificate of correction is filed by the secretary of state.

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

Date: February 4, 2021

By: DocuSigned by: Ryan Polk
A6F9D8FC0F304C0

Signature of authorized person

Ryan Polk

Printed or typed name of authorized person (see instructions)